EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the 1991 Long-Term Incentive and Stock Option Plan and subsequent amendment (commission file No.'s 33-74148, 33-89222, and 333-3670), the Registration Statement on Form S-8 for the registration of 31,389 shares (commission file No. 33-94006), and the Registration Statement on Form S-3 (commission file No. 333-82905) of our report, dated December 8, 1998 (January 8, 1999, as to Note 8 to the September 30, 1998 financial Statements), with respect to the 1998 financial statements of XATA Corporation, appearing in this Annual Report on Form 10-KSB for the year ended September 30, 1999.


                                       McGLADREY & PULLEN, LLP




Minneapolis, Minnesota
December 28, 1999